Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF "MASTERWORKS 003, LLC", FILED IN THIS OFFICE ON THE TWENTY-SEVENTH DAY OF JUNE, A.D. 2019, AT 12:35 O`CLOCK P.M.

Jeffrey W. Bullock, Secretary of State

7489371 8100
SR# 20195699884

Authentication: 203123913
Date: 06-28-19

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:35 PM 06/27/2019
FILED 12:35 PM 06/27/2019
SR 20195699884 - File Number 7489371

CERTIFICATE OF FORMATION

OF

MASTERWORKS 003, LLC

1. The name of the limited liability company is Masterworks 003, LLC.

2. The address of its registered office in the State of Delaware is 251 Little Falls Drive, in the City of Wilmington, County of New Castle, Delaware 19808. The name of its registered agent at such address is Corporation Service Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation this 27th day of June, 2019.

Jared W. Poplin, Organizer